Exhibit 99.1

SPX Technologies Reports Third Quarter 2024 Results

Q3 GAAP EPS of $1.08; Adjusted EPS* of $1.39
Significant Margin Expansion in Both HVAC and Detection & Measurement Segments
Well-Positioned to Achieve Full-Year 2024 Guidance

CHARLOTTE, N.C., October 30, 2024 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the third quarter ended September 28, 2024.

Gene Lowe, President and CEO, remarked, “I am pleased with our Q3 financial results, which include solid growth in company revenue and substantial margin expansion in both our HVAC and Detection & Measurement segments.”

Mr. Lowe continued, “We continue to make significant progress on our sustainability initiative, including reducing carbon intensity levels ahead of schedule and introducing numerous innovative climate conscious solutions. We also further advanced our continuous improvement initiative, which is driving increased production throughput and efficiency.”

Mr. Lowe commented further, “Our businesses continue to execute well operationally, and demand remains solid in our HVAC and Detection & Measurement segments. We are well positioned to achieve our full-year guidance, including Adjusted EBITDA* growth of approximately 35% and Adjusted EPS* growth of approximately 28% at the midpoint of our range.”

Third Quarter 2024 Overview:

For the third quarter of 2024, the company reported revenue of $483.7 million and operating income of $78.9 million, compared with revenue of $448.7 million and operating income of $57.7 million in the third quarter of 2023. Net income of $50.2 million for the third quarter of 2024 compares with a loss of ($20.4) million in the third quarter of 2023. Diluted income per share from continuing operations in the third quarter of 2024 was $1.08, compared with $0.76 in the third quarter of 2023.

For the third quarter of 2024, Adjusted EBITDA* was $104.0 million, compared with $81.9 million in the third quarter of 2023, or an increase of 27.0%. Adjusted earnings per share* in the third quarter of 2024 was $1.39, compared with $1.06 in the third quarter of 2023. Adjusted EBITDA* and Adjusted earnings per share* exclude amortization expense and acquisition-related costs, among other items.

Third Quarter and Year-to-Date Financial Comparisons:

($ millions)	Q3 2024	Q3 2023	2024 YTD	2023 YTD
Revenue	$483.7	$448.7	$1,450.2	$1,271.8
Consolidated operating income	78.9	57.7	218.1	158.8
Income from continuing operations	50.9	35.7	145.3	113.1
Net income	50.2	(20.4)	143.4	58.4

Consolidated segment income*	113.8	91.6	331.2	250.4
Adjusted operating income*	97.5	75.8	284.7	203.5
Adjusted EBITDA*	104.0	81.9	304.9	219.7

* Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not included.

HVAC Segment

Revenue for the third quarter of 2024 was $335.3 million, compared with $289.2 million in the third quarter of 2023, an increase of 15.9%, including a 9.0% increase in organic revenue*, a 6.8% increase from the acquisition of Ingénia, and a 0.1% favorable impact related to the translation effect of currency fluctuation. The growth in organic revenue* was due primarily to increased volume of cooling products driven by continued strength in demand and higher throughput resulting from expanded production capacity.

Segment income in the third quarter of 2024 was $80.0 million, or 23.9% of revenue. This compares with segment income of $58.3 million, or 20.2% of revenue in the third quarter of 2023. The increase in segment income and 370 basis points increase in segment income margin were primarily due to the revenue growth mentioned above and associated operating leverage, as well as the impact of continuous improvement initiatives, partially offset by increases in personnel costs due to annual merit increases and growth-related headcount additions.

Detection & Measurement Segment

Revenue for the third quarter of 2024 was $148.4 million, compared with $159.5 million in the third quarter of 2023, a decrease of (7.0)%, including a 0.8% favorable impact related to the translation effect of currency fluctuation. The organic revenue* decrease was primarily driven by lower large project volume within our communication technologies business associated with a larger-than-typical project that executed throughout 2023 and completed during the first quarter of 2024. These declines were partially offset by higher project volumes at our transportation and aids to navigation businesses, where volume can vary from period to period based on project execution timing.

Segment income for the third quarter of 2024 was $33.8 million, or 22.8% of revenue. This compares with segment income of $33.3 million, or 20.9% of revenue in the third quarter of 2023. The increase in segment income and 190 basis points increase in segment income margin were primarily due to increased volume and more favorable product mix associated with projects within our transportation and aids to navigation businesses, and the impact of continuous improvement initiatives. This increase was partially offset by the reduction in income associated with the volume declines from the larger-than-typical project within our communications technologies business mentioned above.

Financial Update: As of September 28, 2024, SPX Technologies had total outstanding debt of $737.8 million and total cash of $129.4 million. During the third quarter of 2024, SPX’s net operating cash flow from continuing operations totaled $77.0 million. Capital expenditures for continuing operations for the third quarter of 2024 were $7.9 million.

2024 Guidance Update:

SPX continues to target full-year 2024 guidance for adjusted EBITDA* in a range of $410-$430 million, and adjusted earnings per share* in a range of $5.45-$5.60. The Company is narrowing full-year 2024 revenue guidance to a range of $1.97-$2.00 billion, from a prior range of $1.97-$2.02 billion.

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$1,365-$1,385 million ($1,365-$1,405 million prior)	23.25%-23.75% (23.00%-24.00% prior)
Detection & Measurement	$605-$615 million (unchanged)	21.25%-22.00% (20.75%-21.75% prior)
Total SPX	$1.970-$2.000 billion ($1.970-$2.020 billion prior)	22.60%-23.20% (22.30%-23.30% prior)

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 28, 2024 with the Securities and Exchange Commission on or before November 7, 2024. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX Technologies will host a conference call at 4:45 p.m. (EDT) today to discuss third quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call:
Dial in: 1-833-630-1956
From outside the United States: +1-412-317-1837

Those interested in participating should dial in five minutes prior to the start time and ask to be connected to the SPX Technologies call.

Call replay:
Dial in: 1-877-344-7529
From outside the United States: 1-412-317-0088
Replay Access Code: 4037679

Upcoming Investor Events: Company management plans to meet with investors during the fourth quarter of 2024 and the company will also be participating in the Baird Industrials Conference on November 13th in Chicago, the Wolfe Research Small and Mid-Cap Conference on December 4th in New York City, and virtually in the Sidoti Small Cap Conference on December 5th.

About SPX Technologies, Inc.: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX has more than 4,100 employees in 15 countries. SPX is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Financial Information: This press release contains certain non-GAAP financial measures, including consolidated segment income, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income from continuing operations, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, Adjusted EBITDA, and organic revenue growth (decline). These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes changes in the number of shares outstanding; impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the third quarter, the impact of foreign exchange rate changes subsequent to the end of the third quarter, and environmental and litigation charges.

Forward Looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolutions with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response there to; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions, including as a result of geopolitical conflicts; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “targeting,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements, except as required by law.

SOURCE SPX Technologies, Inc.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Revenues	$483.7	$448.7	$1,450.2	$1,271.8
Costs and expenses:
Cost of products sold	286.1	280.1	868.9	789.7
Selling, general and administrative	101.6	96.3	305.7	290.9
Intangible amortization	16.6	14.6	48.2	32.4
Special charges, net	0.5	—	0.9	—
Other operating expense, net	—	—	8.4	—
Operating income	78.9	57.7	218.1	158.8

Other income (expense), net	(1.4)	(0.2)	(7.1)	2.3
Interest expense	(12.1)	(10.2)	(34.7)	(18.0)
Interest income	0.6	0.8	1.2	1.5
Income from continuing operations before income taxes	66.0	48.1	177.5	144.6
Income tax provision	(15.1)	(12.4)	(32.2)	(31.5)
Income from continuing operations	50.9	35.7	145.3	113.1

Income (loss) from discontinued operations, net of tax	—	—	—	—
Loss on disposition of discontinued operations, net of tax	(0.7)	(56.1)	(1.9)	(54.7)
Loss from discontinued operations, net of tax	(0.7)	(56.1)	(1.9)	(54.7)

Net income (loss)	$50.2	$(20.4)	$143.4	$58.4

Basic income (loss) per share of common stock:
Income from continuing operations	$1.10	$0.78	$3.15	$2.49
Loss from discontinued operations, net of tax	(0.02)	(1.23)	(0.04)	(1.21)
Net income (loss) per share	$1.08	$(0.45)	$3.11	$1.28

Weighted-average number of common shares outstanding — basic	46.305	45.608	46.127	45.507

Diluted income (loss) per share of common stock:
Income from continuing operations	$1.08	$0.76	$3.09	$2.43
Loss from discontinued operations, net of tax	(0.02)	(1.20)	(0.04)	(1.18)
Net income (loss) per share	$1.06	$(0.44)	$3.05	$1.25

Weighted-average number of common shares outstanding — diluted	47.265	46.751	47.003	46.560

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 28, 2024	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$124.8	$99.4
Accounts receivable, net	339.4	279.8
Contract assets	36.7	16.6
Inventories, net	297.7	276.7
Other current assets	29.0	37.1
Total current assets	827.6	709.6
Property, plant and equipment:
Land	23.5	17.9
Buildings and leasehold improvements	121.6	73.4
Machinery and equipment	305.5	264.4
	450.6	355.7
Accumulated depreciation	(226.6)	(215.2)
Property, plant and equipment, net	224.0	140.5
Goodwill	854.3	704.8
Intangibles, net	730.7	680.8
Other assets	158.3	188.9
Deferred income taxes	2.3	4.0
Assets of DBT and Heat Transfer	8.8	11.1
TOTAL ASSETS	$2,806.0	$2,439.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$139.4	$118.7
Contract liabilities	60.8	73.5
Accrued expenses	160.6	168.5
Income taxes payable	12.9	5.3
Short-term debt	48.4	17.9
Current maturities of long-term debt	24.2	17.3
Total current liabilities	446.3	401.2

Long-term debt	665.2	523.1
Deferred and other income taxes	107.3	77.0
Other long-term liabilities	215.0	204.1
Liabilities of DBT and Heat Transfer	14.0	39.7
Total long-term liabilities	1,001.5	843.9

Stockholders' equity:
Common stock	0.5	0.5
Paid-in capital	1,367.7	1,353.6
Retained earnings	181.7	38.3
Accumulated other comprehensive income	260.4	261.1
Common stock in treasury	(452.1)	(458.9)
Total stockholders' equity	1,358.2	1,194.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,806.0	$2,439.7

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	September 28, 2024	September 30, 2023	Δ	%/bps	September 28, 2024	September 30, 2023	Δ	%/bps
HVAC reportable segment

Revenues	$335.3	$289.2	$46.1	15.9%	$994.2	$809.8	$184.4	22.8%
Gross profit	129.3	101.8	27.5		379.0	289.2	89.8
Selling, general and administrative expense	49.3	43.5	5.8		146.9	128.0	18.9
Income	$80.0	$58.3	$21.7	37.2%	$232.1	$161.2	$70.9	44.0%
as a percent of revenues	23.9%	20.2%		370bps	23.3%	19.9%		340bps

Detection & Measurement reportable segment

Revenues	$148.4	$159.5	$(11.1)	(7.0)%	$456.0	$462.0	$(6.0)	(1.3)%
Gross profit	68.3	69.3	(1.0)		204.1	196.5	7.6
Selling, general and administrative expense	34.5	36.0	(1.5)		105.0	107.3	(2.3)
Income	$33.8	$33.3	$0.5	1.5%	$99.1	$89.2	$9.9	11.1%
as a percent of revenues	22.8%	20.9%		190bps	21.7%	19.3%		240bps

Consolidated Revenues	$483.7	$448.7	$35.0	7.8%	$1,450.2	$1,271.8	$178.4	14.0%
Consolidated Operating Income	78.9	57.7	21.2	36.7%	218.1	158.8	59.3	37.3%
as a percent of revenues	16.3%	12.9%		340bps	15.0%	12.5%		250bps
Consolidated Segment Income	113.8	91.6	22.2	24.2%	331.2	250.4	80.8	32.3%
as a percent of revenues	23.5%	20.4%		310bps	22.8%	19.7%		310bps

Consolidated operating income	$78.9	$57.7	$21.2		$218.1	$158.8	$59.3
Exclude:
Corporate expense	12.4	13.0	(0.6)		38.3	44.2	(5.9)
Acquisition-related and other costs (1)	1.4	2.9	(1.5)		6.3	5.0	1.3
Long-term incentive compensation expense	4.0	3.4	0.6		11.0	10.0	1.0
Amortization of intangible assets (2)	16.6	14.6	2.0		48.2	32.4	15.8
Special charges, net	0.5	—	0.5		0.9	—	0.9
Other operating expense, net (3)	—	—	—		8.4	—	8.4
Consolidated segment income	$113.8	$91.6	$22.2	24.2%	$331.2	$250.4	$80.8	32.3%
as a percent of revenues	23.5%	20.4%		310bps	22.8%	19.7%		310bps

(1) Represents integration costs incurred of $1.4 and $6.3 during the three and nine months ended September 28, 2024, respectively, and $2.9 and $5.0 during the three and nine months ended September 30, 2023, respectively, including additional “Cost of products sold” related to the step-up of inventory (to fair value) acquired in connection with the Ingénia acquisition of $1.8 during the nine months ended September 28, 2024, and the ASPEQ acquisition of $2.5 and $3.6 during the three and nine months ended September 30, 2023, respectively.

(2) Represents amortization expense associated with acquired intangible assets.

(3) Represents a charge of $8.4 associated with a settlement with the seller of ULC Robotics (“ULC”) regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Cash flows from (used in) operating activities:
Net income (loss)	$50.2	$(20.4)	$143.4	$58.4
Less: Loss from discontinued operations, net of tax	(0.7)	(56.1)	(1.9)	(54.7)
Income from continuing operations	50.9	35.7	145.3	113.1
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	0.5	—	0.9	—
(Gain) loss on change in fair value of equity security	—	—	4.2	(3.6)
Deferred and other income taxes	5.1	(12.1)	(5.5)	(22.5)
Depreciation and amortization	23.5	19.7	67.9	46.4
Pension and other employee benefits	2.9	2.5	9.8	8.2
Long-term incentive compensation	4.0	3.4	11.0	10.0
Other, net	(1.2)	(1.5)	(4.2)	(4.5)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(14.4)	(21.6)	(44.2)	(16.7)
Inventories	(3.4)	5.4	(14.1)	(21.6)
Accounts payable, accrued expenses and other	9.2	13.9	(23.8)	11.2
Cash spending on restructuring actions	(0.1)	—	(0.9)	—
Net cash from continuing operations	77.0	45.4	146.4	120.0
Net cash used in discontinued operations	(25.6)	(31.0)	(27.0)	(38.0)
Net cash from operating activities	51.4	14.4	119.4	82.0

Cash flows from (used in) investing activities:
Proceeds/borrowings related to company-owned life insurance policies, net	—	1.6	42.9	2.6
Business acquisitions, net of cash acquired	2.1	(0.2)	(292.0)	(547.3)
Capital expenditures	(7.9)	(7.8)	(28.2)	(16.5)
Net cash used in continuing operations	(5.8)	(6.4)	(277.3)	(561.2)
Net cash used in discontinued operations	—	—	—	—
Net cash used in investing activities	(5.8)	(6.4)	(277.3)	(561.2)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	35.0	31.3	610.2	851.3
Repayments under senior credit facilities	(80.0)	(35.0)	(462.0)	(455.0)
Borrowings under trade receivables arrangement	85.0	20.0	217.0	81.0
Repayments under trade receivables arrangement	(93.0)	(18.0)	(186.0)	(49.0)
Net repayments under other financing arrangements	—	(0.3)	(0.8)	(0.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	2.0	0.9	1.1	(1.5)
Financing fees paid	(2.6)	—	(2.6)	(1.3)
Net cash from (used in) continuing operations	(53.6)	(1.1)	176.9	425.1
Net cash from discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(53.6)	(1.1)	176.9	425.1
Change in cash and equivalents due to changes in foreign currency exchange rates	4.4	(0.5)	5.5	(1.0)
Net change in cash and equivalents	(3.6)	6.4	24.5	(55.1)
Consolidated cash and equivalents, beginning of period	133.0	95.6	104.9	157.1
Consolidated cash and equivalents, end of period	$129.4	$102.0	$129.4	$102.0

	Nine months ended
	September 28, 2024	September 30, 2023
Components of cash and equivalents:
Cash and equivalents	$124.8	$100.9
Cash and equivalents included in assets of DBT and Heat Transfer	4.6	1.1
Total cash and equivalents	$129.4	$102.0

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Nine months ended
	September 28, 2024
Beginning cash and equivalents	$104.9
Cash from continuing operations	146.4
Capital expenditures	(28.2)
Business acquisitions, net of cash acquired	(292.0)
Proceeds/borrowings related to company-owned life insurance policies, net	42.9
Borrowings under senior credit facilities	610.2
Repayments under senior credit facilities	(462.0)
Borrowings under trade receivables agreement	217.0
Repayments under trade receivables arrangement	(186.0)
Net repayments under other financing arrangements	(0.8)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	1.1
Financing fees paid	(2.6)
Cash used in discontinued operations	(27.0)
Change in cash due to changes in foreign currency exchange rates	5.5
Ending cash and equivalents	$129.4

	Debt at				Debt at
	December 31, 2023	Borrowings	Repayments	Other	September 28, 2024
Revolving loans	$—	$610.2	$(455.2)	$—	$155.0
Term loans	541.6	—	(6.8)	—	534.8
Trade receivables financing arrangement	16.0	217.0	(186.0)	—	47.0
Other indebtedness	2.4	0.1	(0.9)	0.7	2.3
Less: Deferred financing costs associated with the term loans	(1.7)	—	—	0.4	(1.3)
Totals	$558.3	$827.3	$(648.9)	$1.1	$737.8

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended September 28, 2024
	HVAC	Detection & Measurement
Net Revenue Growth (Decline)	15.9%	(7.0)%

Exclude: Foreign Currency	0.1%	0.8%

Exclude: Acquisitions	6.8%	—%

Organic Revenue Growth (Decline)	9.0%	(7.8)%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Operating income	$78.9	$57.7	$218.1	$158.8

Include - TSA Income (1)	—	0.1	—	0.3

Exclude:
Acquisition-related and other costs (2)	(2.0)	(3.4)	(10.0)	(12.0)

Other operating expense, net (3)	—	—	(8.4)	—

Amortization of acquired intangible assets	(16.6)	(14.6)	(48.2)	(32.4)

Adjusted operating income	$97.5	$75.8	$284.7	$203.5
as a percent of revenues	20.2%	16.9%	19.6%	16.0%

(1) Represents transition services income related to the Asbestos Portfolio Sale for the three and nine months ended September 30, 2023. Amounts recorded in non-operating income for U.S. GAAP purposes. The Asbestos Portfolio Sale is described in the Company’s most recent Form 10-K.

(2) For the three and nine months ended September 28, 2024, represents (i) certain acquisition and strategic/transformation related costs of $0.6 and $3.7, respectively, and (ii) integration costs of $1.4 and $4.5, respectively, and, for the nine month period, an inventory step-up charge related to the Ingénia acquisition of $1.8. For the three and nine months ended September 30, 2023, represents (i) acquisition and strategic/transformation related costs of $0.5 and $7.0, respectively, (ii) integration costs of $0.4 and $1.4, respectively, and (iii) inventory step-up charges of $2.5 and $3.6, respectively, related to the ASPEQ acquisition.

(3) For the nine months ended September 30, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 28, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$113.8	$—	$113.8
Corporate expense (1)	(12.4)	0.6	(11.8)
Acquisition-related costs (2)	(1.4)	1.4	—
Long-term incentive compensation expense	(4.0)	—	(4.0)
Amortization of intangible assets (3)	(16.6)	16.6	—
Special charges, net	(0.5)	—	(0.5)
Operating income	78.9	18.6	97.5

Other expense, net (4)	(1.4)	1.0	(0.4)
Interest expense, net	(11.5)	—	(11.5)
Income from continuing operations before income taxes	66.0	19.6	85.6
Income tax provision (5)	(15.1)	(4.6)	(19.7)
Income from continuing operations	50.9	15.0	65.9

Diluted shares outstanding	47.265		47.265

Earnings per share from continuing operations	$1.08		$1.39

(1) Adjustment represents the removal of certain acquisition and strategic/transformation related costs ($0.6).

(2) Adjustment represents the removal of integration costs of $1.4 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $12.3 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of non-service pension and postretirement charges of $1.0.

(5) Adjustment primarily represents the tax impact of items (1) through (4) above.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 30, 2023
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$91.6	$—	$91.6
Corporate expense (1)	(13.0)	0.6	(12.4)
Acquisition-related and other costs (2)	(2.9)	2.9	—
Long-term incentive compensation expense	(3.4)	—	(3.4)
Amortization of intangible assets (3)	(14.6)	14.6	—
Operating income	57.7	18.1	75.8

Other income (expense), net (4)	(0.2)	1.2	1.0
Interest expense, net	(9.4)	—	(9.4)
Income from continuing operations before income taxes	48.1	19.3	67.4
Income tax provision (5)	(12.4)	(5.6)	(18.0)
Income from continuing operations	35.7	13.7	49.4

Diluted shares outstanding	46.751		46.751

Earnings per share from continuing operations	$0.76		$1.06

(1) Adjustment represents the removal of certain acquisition and strategic/transformation related expenses of $0.5 and a reclassification of transition services income of $0.1 from “Other income (expense), net.”

(2) Adjustment represents the removal of (i) an inventory step-up charge of $2.5 related to the ASPEQ acquisition and (ii) integration costs of $0.4 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $4.3 and $10.3 within the Detection & Measurement and HVAC reportable segments, respectively.

(4) Adjustment represents the removal of (i) non-service pension and postretirement charges of $1.2, (ii) the reclassification of income related to a transition services agreement ($0.1) to “Corporate expense,” and (iii) the removal of a charge related to the Asbestos Portfolio Sale of $0.1.

(5) Adjustment primarily represents the tax impact of items (1) through (4) above.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Three months ended
	September 28, 2024	September 30, 2023
Net income (loss)	$50.2	$(20.4)

Exclude:
Income tax provision	(15.1)	(12.4)
Interest expense, net	(11.5)	(9.4)
Amortization expense (1)	(16.8)	(14.6)
Depreciation expense	(6.7)	(5.1)
Loss from discontinued operations, net of tax	(0.7)	(56.1)
EBITDA	101.0	77.2

Exclude:
Acquisition-related and other costs (2)	(2.0)	(3.4)
Non-service pension and postretirement charges	(1.0)	(1.2)
Asbestos-related charges (3)	—	(0.1)
Adjusted EBITDA	$104.0	$81.9
as a percent of revenues	21.5%	18.3%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the three months ended September 28, 2024 and September 30, 2023, represents (i) certain acquisition and strategic/transformation related costs of $0.6 and $0.5, respectively, (ii) integration costs of $1.4 and $0.4, respectively, and, for the three months ended September 30, 2023 an inventory step-up charge of $2.5 related to the ASPEQ acquisition within the HVAC reportable segment.

(3) Adjustment represents the removal of charges related to the Asbestos Portfolio Sale.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Nine months ended
	September 28, 2024	September 30, 2023
Net income	$143.4	$58.4

Exclude:
Income tax provision	(32.2)	(31.5)
Interest expense, net	(33.5)	(16.5)
Amortization expense (1)	(48.4)	(32.4)
Depreciation expense	(19.5)	(14.0)
Loss from discontinued operations, net of tax	(1.9)	(54.7)
EBITDA	278.9	207.5

Exclude:
Acquisition-related and other costs (2)	(10.0)	(12.0)
Other operating expense, net (3)	(8.4)	—
Non-service pension and postretirement charges	(3.4)	(3.6)
Fair value adjustments on an equity security	(4.2)	3.6
Asbestos-related charges (4)	—	(0.2)
Adjusted EBITDA	$304.9	$219.7
as a percent of revenues	21.0%	17.3%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the nine months ended September 28, 2024 and September 30, 2023, represents (i) certain acquisition and strategic/transformation related costs of $3.7 and $7.0, respectively, (ii) integration costs of $4.5 and $1.4, respectively, and (iii) inventory step-up charges of $1.8 and $3.6, respectively, related to the Ingénia and ASPEQ acquisitions within the HVAC reportable segment.

(3) Represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

(4) Adjustment represents the removal of charges related to the Asbestos Portfolio Sale.